PRESS RELEASE OF PAYCHEX, INC. DATED DECEMBER 19, 2024

Paychex, Inc. Reports Second Quarter Results

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Sustained Growth in Revenue and Earnings
•
Returned $810 Million to Stockholders in the First Half of Fiscal 2025

Rochester, N.Y. - (December 19, 2024) - Paychex, Inc. (the "Company," "Paychex," "we," "our," or "us") today reported results for the fiscal quarter ended November 30, 2024 (the "second quarter"). Results compared with the same period last year were as follows:

	For the three months ended			For the six months ended
	November 30,			November 30,
In millions, except per share amounts	2024	2023	Change(2)	2024	2023	Change(2)
Total revenue	$1,316.9	$1,257.9	5%	$2,635.4	$2,543.9	4%
Operating income	$538.1	$506.2	6%	$1,084.8	$1,042.5	4%
Diluted earnings per share	$1.14	$1.08	6%	$2.32	$2.24	4%
Adjusted diluted earnings per share(1)	$1.14	$1.08	6%	$2.30	$2.23	3%

(1) Adjusted diluted earnings per share is not a United States ("U.S.") generally accepted accounting principle ("GAAP") measure. Please refer to the "Non-GAAP Financial Measures" section on page 3 of this press release for a discussion of non-GAAP measures.

(2) Percentage changes are calculated based on unrounded numbers.

President and Chief Executive Officer, John Gibson commented, "We are pleased to report strong financial results for the second quarter of fiscal 2025 with a 5% increase in total revenue. Excluding the impact of the expiration of the Employee Retention Tax Credit ("ERTC") program, revenue growth was 7% for the quarter. Additionally, our diluted earnings per share grew by 6% and our operating margins expanded by approximately 60 basis points, despite the ERTC headwind, demonstrating our ongoing efforts to enhance operational efficiency through the strategic use of technology and data."

Mr. Gibson also noted, "The demand for our comprehensive suite of solutions remains solid as we head into the selling season with a new set of award-winning solutions tailored to meet the unique needs of small and medium-sized businesses. In the face of challenging labor market conditions and rising healthcare and benefits costs, many businesses are reevaluating their HR strategies as we head into the new year. Paychex is uniquely positioned to help them navigate these challenges by providing industry-leading HR technology and advisory solutions."

Second Quarter Business Highlights

Total revenue increased to $1.3 billion for the second quarter, growth of 5% over the prior year period. Highlights as compared with the corresponding prior year period are as follows:

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Management Solutions revenue increased 3% to $962.9 million for the second quarter primarily impacted by the following factors:
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Growth in the number of clients served across our suite of human capital management ("HCM") solutions and client worksite employees for Human Resources ("HR") Solutions;
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Higher product penetration, including HR Solutions and Retirement; and
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Lower revenue from ancillary services, primarily due to the expiration of our ERTC program.

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Professional Employer Organization ("PEO") and Insurance Solutions revenue increased 7% to $317.9 million for the second quarter primarily due to the following:
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Growth in the number of average PEO worksite employees; and
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Increase in PEO insurance revenues.

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Interest on funds held for clients increased 15% to $36.1 million for the second quarter primarily due to higher average interest rates and average investment balances.

Total expenses increased 4% to $778.8 million for the second quarter primarily due to the following:

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Increase in PEO direct insurance costs related to growth in average worksite employees and PEO insurance revenues; and
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Continued investment in technology, sales, and marketing.

Operating income grew 6% to $538.1 million for the second quarter. Operating margin (operating income as a percentage of total revenue) was 40.9% for the second quarter compared to 40.2% for the prior year period. Operating income was impacted by the expiration of the ERTC program.

Other income, net was $5.6 million for the second quarter compared to $11.7 million in the prior year period primarily as a result of lower average interest rates earned on our corporate investments as well as lower average investment balances.

Our effective income tax rate was 24.0% for the second quarter compared to 24.2% for the prior year period. Both periods were impacted by the recognition of net discrete tax benefits related to employee stock-based compensation payments.

Diluted earnings per share and adjusted diluted earnings per share(1) increased 6% to $1.14 per share for the second quarter.

(1) Adjusted diluted earnings per share is not a U.S. GAAP measure. Please refer to the "Non-GAAP Financial Measures" section on page 3 of this press release for a discussion of non-GAAP measures.

Fiscal Year-To-Date Business Highlights

Highlights for the six months ended November 30, 2024 (the "six months") as compared to the corresponding prior year period are as follows:

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Total revenue increased 4% to $2.6 billion.
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Operating income increased 4% to $1.1 billion.
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Diluted earnings per share increased 4% to $2.32 per share. Adjusted diluted earnings per share(1) increased 3% to $2.30 per share.

(1) Adjusted diluted earnings per share is not a U.S. GAAP measure. Please refer to the "Non-GAAP Financial Measures" section on page 3 of this press release for a discussion of non-GAAP measures.

Financial Position and Liquidity

Our financial position and cash flow generation remained strong during the first half of the fiscal year. As of November 30, 2024, we had:

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Cash, restricted cash, and total corporate investments of $1.3 billion.
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Short-term and long-term borrowings, net of debt issuance costs, of $817.1 million.
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Cash flow from operations was $841.1 million for the six months.

Return to Stockholders During the Six Months

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Paid cumulative dividends of $1.96 per share totaling $706.2 million.
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Repurchased 828,855 shares of our common stock for $104.0 million.

Non-GAAP Financial Measures

	For the three months ended			For the six months ended
	November 30,			November 30,
$ in millions	2024	2023	Change	2024	2023	Change
Net income	$413.4	$392.7	5%	$840.8	$811.9	4%
Non-GAAP adjustments:
Excess tax benefits related to employee stock-based compensation payments(1)	(2.4)	(1.1)		(8.6)	(5.2)
Adjusted net income	$411.0	$391.6	5%	$832.2	$806.7	3%

Diluted earnings per share(2)	$1.14	$1.08	6%	$2.32	$2.24	4%
Non-GAAP adjustments:
Excess tax benefits related to employee stock-based compensation payments(1)	(0.01)	—		(0.02)	(0.01)
Adjusted diluted earnings per share	$1.14	$1.08	6%	$2.30	$2.23	3%

Net income	$413.4	$392.7	5%	$840.8	$811.9	4%
Non-GAAP adjustments:
Interest income, net	(6.3)	(11.8)		(16.6)	(23.9)
Income taxes	130.3	125.2		260.0	255.1
Depreciation and amortization expense	41.7	44.9		80.7	86.1
Total non-GAAP adjustments	165.7	158.3		324.1	317.3
EBITDA	$579.1	$551.0	5%	$1,164.9	$1,129.2	3%

(1) Net tax windfall benefits related to employee stock-based compensation payments recognized in income taxes. This item is subject to volatility and will vary based on employee decisions on exercising employee stock options and fluctuations in our stock price, neither of which is within the control of management.

(2) The calculation of the impact of non-GAAP adjustments on diluted earnings per share is performed on each line independently. The table may not add down by +/- $0.01 due to rounding.

In addition to reporting net income and diluted earnings per share, which are U.S. GAAP measures, we present adjusted net income, adjusted diluted earnings per share, and earnings before interest, taxes, depreciation, and amortization ("EBITDA"), which are non-GAAP measures. We believe these additional measures are indicators of the performance of our core business operations period over period. Adjusted net income, adjusted diluted earnings per share, and EBITDA are not calculated through the application of U.S. GAAP and are not required forms of disclosure by the Securities and Exchange Commission ("SEC"). As such, they should not be considered a substitute for the U.S. GAAP measures of net income, and diluted earnings per share, and, therefore, they should not be used in isolation but in conjunction with the U.S. GAAP measures. The use of any non-GAAP measure may produce results that vary from the U.S. GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Business Outlook

Our business outlook for the fiscal year ending May 31, 2025 ("fiscal 2025") incorporates current assumptions and market conditions. Changes in the macroeconomic environment could alter our guidance. With consideration of these impacts, our business outlook for fiscal 2025 remains unchanged from what we previously provided in the first quarter.

Corporate Responsibility

As part of what it means to be Paychex, we are focusing our corporate responsibility efforts on actions we can take to create positive impact. To learn more about our latest initiatives, please visit https://www.paychex.com/corporate/corporate-responsibility. The information available on our website is not a part of, and is not incorporated into, this press release.

Quarterly Report on Form 10-Q ("Form 10-Q")

We anticipate filing our Form 10-Q for the second quarter within the next day, and it will be available at https://investor.paychex.com. This press release should be read in conjunction with the Form 10-Q and the related Notes to Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in that Form 10-Q.

Webcast Details

Interested parties may access the webcast of our Earnings Release Conference Call, scheduled for December 19, 2024, at 9:30 a.m. Eastern Time, at https://investor.paychex.com. The webcast will be archived for approximately 90 days. Our news releases, current financial information, SEC filings, and investor presentations are also accessible at https://investor.paychex.com.

Contacts

Investor Relations:	Media Inquiries:
Jason Harbes, Director, Investor Relations	Tracy Volkmann
Phil Nicosia, Manager, Investor Relations	Manager, Public Relations
(800) 828-4411	(585) 387-6705
investors@paychex.com	tvolkmann@paychex.com

About Paychex

Paychex, Inc. (Nasdaq: PAYX) is an industry-leading HCM company delivering a full suite of technology and advisory services in human resources, employee benefit solutions, insurance, and payroll. The company serves over 745,000 customers in the U.S. and Europe and pays one out of every 12 American private sector employees. The more than 16,000 people at Paychex are committed to helping businesses succeed and building thriving communities where they work and live. To learn more, visit www.paychex.com.

Cautionary Note Regarding Forward-Looking Statements

Certain written statements in this press release may contain, and members of management may from time to time make or discuss statements which constitute, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words and phrases as "expect," "outlook," "will," guidance," "projections," "anticipate," "believe," "can," "could," "design," "may," "possible," "potential," "should" and other similar words or phrases. Forward-looking statements include, without limitation, all matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to our outlook, revenue growth, earnings, earnings-per-share growth, and similar projections.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to known and unknown uncertainties, risks, changes in circumstances, and other factors that are difficult to predict, many of which are outside our control. Our actual performance and outcomes, including without limitation, our actual results and financial condition, may differ materially from those indicated in or suggested by the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

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our ability to keep pace with changes in technology or provide timely enhancements to our solutions and support;
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software defects, undetected errors, and development delays for our solutions;
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the possibility of cyberattacks, security vulnerabilities or Internet disruptions, including data security and privacy leaks, and data loss and business interruptions;
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the possibility of failure of our business continuity plan during a catastrophic event;
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the failure of third-party service providers to perform their functions;
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the possibility that we may be exposed to additional risks related to our co-employment relationship with our PEO business;
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changes in health insurance and workers’ compensation insurance rates and underlying claim trends;
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risks related to acquisitions and the integration of the businesses we acquire;
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our clients’ failure to reimburse us for payments made by us on their behalf;
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the effect of changes in government regulations mandating the amount of tax withheld or the timing of remittances;
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our failure to comply with covenants in our debt agreements;
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changes in governmental regulations, laws, and policies;
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our ability to comply with U.S. and foreign laws and regulations;
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our compliance with data privacy and artificial intelligence laws and regulations;
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our failure to protect our intellectual property rights;
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potential outcomes related to pending or future litigation matters;
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the impact of macroeconomic factors on the U.S. and global economy, and in particular on our small- and medium-sized business clients;
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volatility in the political and economic environment, including inflation and interest rate changes;
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our ability to attract and retain qualified people; and
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the possible effects of negative publicity on our reputation and the value of our brand.

Any of these factors, as well as such other factors as discussed in our SEC filings, could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known as of the date of this press release, and any forward-looking statements made by us in this document speak only as of the date on which they are made. Except as required by law, we undertake no obligation to update these forward-looking statements after the date of issuance of this press release to reflect events or circumstances after such date, or to reflect the occurrence of unanticipated events.

PAYCHEX, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except per share amounts)

	For the three months ended			For the six months ended
	November 30,			November 30,
	2024	2023	Change(2)	2024	2023	Change(2)
Revenue:
Management Solutions	$962.9	$930.7	3%	$1,924.6	$1,886.2	2%
PEO and Insurance Solutions	317.9	295.7	7%	637.2	593.5	7%
Total service revenue	1,280.8	1,226.4	4%	2,561.8	2,479.7	3%
Interest on funds held for clients(1)	36.1	31.5	15%	73.6	64.2	15%
Total revenue	1,316.9	1,257.9	5%	2,635.4	2,543.9	4%
Expenses:
Cost of service revenue	379.1	364.1	4%	759.1	724.3	5%
Selling, general and administrative expenses	399.7	387.6	3%	791.5	777.1	2%
Total expenses	778.8	751.7	4%	1,550.6	1,501.4	3%
Operating income	538.1	506.2	6%	1,084.8	1,042.5	4%
Other income, net(1)	5.6	11.7	n/m	16.0	24.5	n/m
Income before income taxes	543.7	517.9	5%	1,100.8	1,067.0	3%
Income taxes	130.3	125.2	4%	260.0	255.1	2%
Net income	$413.4	$392.7	5%	$840.8	$811.9	4%

Basic earnings per share	$1.15	$1.09	6%	$2.34	$2.25	4%
Diluted earnings per share	$1.14	$1.08	6%	$2.32	$2.24	4%
Weighted-average common shares outstanding	360.0	360.5		360.1	360.6
Weighted-average common shares outstanding, assuming dilution	361.7	362.1		361.8	362.4

(1) Further information on interest on funds held for clients and other income, net, and the short- and long-term effects of changing interest rates can be found in our filings with the SEC, including our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K, as applicable, under the caption "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and subheadings "Results of Operations" and "Market Risk Factors." These filings are accessible at https://investor.paychex.com.

(2) Percentage changes are calculated based on unrounded numbers.

n/m — not meaningful

PAYCHEX, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions, except per share amounts)

	November 30,	May 31,
	2024	2024
ASSETS
Cash and cash equivalents	$1,202.1	$1,468.9
Restricted cash	63.1	47.8
Corporate investments	38.0	33.9
Interest receivable	23.7	23.3
Accounts receivable, net of allowance for credit losses	1,256.9	1,059.6
PEO unbilled receivables, net of advance collections	598.9	542.4
Prepaid income taxes	92.2	47.5
Prepaid expenses and other current assets	345.6	321.9
Current assets before funds held for clients	3,620.5	3,545.3
Funds held for clients	3,809.1	3,706.2
Total current assets	7,429.6	7,251.5
Long-term corporate investments	—	3.7
Property and equipment, net of accumulated depreciation	432.1	411.7
Operating lease right-of-use assets, net of accumulated amortization	46.3	46.9
Intangible assets, net of accumulated amortization	179.8	194.5
Goodwill	1,879.8	1,882.7
Long-term deferred costs	468.0	477.1
Other long-term assets	119.1	115.0
Total assets	$10,554.7	$10,383.1

LIABILITIES
Accounts payable	$89.2	$104.3
Accrued corporate compensation and related items	112.9	135.0
Accrued worksite employee compensation and related items	704.3	662.4
Short-term borrowings	18.2	18.7
Deferred revenue	50.7	50.2
Other current liabilities	458.9	469.8
Current liabilities before client fund obligations	1,434.2	1,440.4
Client fund obligations	3,895.0	3,868.7
Total current liabilities	5,329.2	5,309.1
Accrued income taxes	113.2	102.6
Deferred income taxes	95.3	86.0
Long-term borrowings, net of debt issuance costs	798.9	798.6
Operating lease liabilities	45.7	49.0
Other long-term liabilities	246.7	236.8
Total liabilities	6,629.0	6,582.1

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value; Authorized: 600.0 shares; Issued and outstanding: 360.1 shares as of November 30, 2024 and May 31, 2024	3.6	3.6
Additional paid-in capital	1,789.4	1,729.5
Retained earnings	2,224.6	2,213.0
Accumulated other comprehensive loss	(91.9)	(145.1)
Total stockholders’ equity	3,925.7	3,801.0
Total liabilities and stockholders’ equity	$10,554.7	$10,383.1

PAYCHEX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)

	For the six months ended
	November 30,
	2024	2023
OPERATING ACTIVITIES
Net income	$840.8	$811.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80.7	86.1
Amortization of premiums and discounts on available-for-sale ("AFS") securities, net	(5.6)	(2.9)
Amortization of deferred contract costs	117.3	115.1
Stock-based compensation costs	32.9	30.7
Benefit from deferred income taxes	(9.5)	(6.4)
Provision for credit losses	12.4	10.0
Net realized (gains)/losses on sales of AFS securities	(0.0)	0.0
Changes in operating assets and liabilities:
Interest receivable	(0.4)	0.7
Accounts receivable and PEO unbilled receivables, net	(68.6)	52.9
Prepaid expenses and other current assets	(68.9)	(46.3)
Accounts payable and other current liabilities	6.7	66.6
Deferred costs	(107.8)	(123.1)
Net change in other long-term assets and liabilities	14.0	10.1
Net change in operating lease right-of-use assets and liabilities	(2.9)	(1.1)
Net cash provided by operating activities	841.1	1,004.3
INVESTING ACTIVITIES
Purchases of AFS securities	(5,168.5)	(3,303.7)
Proceeds from sales and maturities of AFS securities	5,163.6	3,607.0
Net purchases of short-term accounts receivable	(200.1)	(104.8)
Purchases of property and equipment	(82.6)	(79.4)
Acquisition of businesses, net of cash acquired	—	(208.3)
Purchases of other assets, net	(15.1)	(20.5)
Net cash used in investing activities	(302.7)	(109.7)
FINANCING ACTIVITIES
Net change in client fund obligations	26.3	1,332.8
Net change in short-term borrowings	—	3.8
Dividends paid	(706.2)	(642.1)
Repurchases of common shares including excise tax	(104.5)	(169.2)
Activity related to equity-based plans	8.0	7.0
Net cash (used in)/provided by financing activities	(776.4)	532.3
Net change in cash, restricted cash, and equivalents	(238.0)	1,426.9
Cash, restricted cash, and equivalents, beginning of period	1,897.0	2,134.9
Cash, restricted cash, and equivalents, end of period	$1,659.0	$3,561.8

Reconciliation of cash, restricted cash, and equivalents
Cash and cash equivalents	$1,202.1	$1,363.1
Restricted cash	63.1	47.9
Restricted cash and restricted cash equivalents included in funds held for clients	393.8	2,150.8
Total cash, restricted cash, and equivalents	$1,659.0	$3,561.8